SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 17, 2004


                                PXRE GROUP LTD.
            (Exact name of registrant as specified in its charter)


                                    Bermuda
                (State or other jurisdiction of incorporation)


                1-15259                               36-3145972
       (Commission File Number)           (IRS Employer Identification No.)

              PXRE House                           P.O. Box HM 1282
          110 Pitts Bay Road                        Hamilton HM FX
              Pembroke HM 08                            Bermuda
                Bermuda                            (Mailing Address)
(Address of principal executive offices)

                                (441) 296-5858
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

            On November 17, 2004, PXRE Group Ltd. (the "Company") entered into a Purchase Agreement with respect to the issue and sale by the Company, of 3,724,803 of its common shares (plus an additional 657,318 common shares which may be issued and sold to cover over-allotments), par value $1.00 per share, and the sale by certain selling shareholders, of 1,526,883 common shares (plus an additional 130,435 common shares which may be issued and sold to cover over-allotments), par value $1.00 per share, of the Company (collectively, the "Shares"), a copy of which is attached to this Current Report on Form 8-K and filed herewith under Item 8.01 as Exhibit 1.2. The Shares have been registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (No. 333-118057).


Item 9.01.  Financial Statements and Exhibits


(c) Exhibits

Exhibit No.      Description

1.2 Purchase Agreement, dated November 17, 2004, by and among PXRE Group Ltd., the selling shareholders named in Schedule B thereto, and the several underwriters named in Schedule A thereto.

5.1 Opinion of Conyers Dill & Pearman as to the legality of the common shares

99.1             Press release of PXRE Group Ltd., dated November 18, 2004.



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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             PXRE GROUP LTD.


                             By:   /s/ Jeffrey L. Radke
                                   --------------------------------
                                   Name:   Jeffrey L. Radke
                                   Title:  President & Chief Executive Officer



Date:  November 23, 2004